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                                                                      EXHIBIT 24



                             KERR-MCGEE CORPORATION



                               POWER OF ATTORNEY



     WHEREAS, Kerr-McGee Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act"), a Registration Statement on Form S-4, including a Joint Proxy Statement/Prospectus (the "Registration Statement"), with such amendment or amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents having relation to the Registration Statement, in connection with the Company's announced merger with Oryx Energy Company.



     NOW, THEREFORE, the undersigned in his capacity as a Director of the Company, does hereby appoint Luke R. Corbett, Tom J. McDaniel and John C. Linehan, and each of them severally, his true and lawful attorneys or attorney-in-fact and agents or agent with power to act with or without the others and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as a Director of the Company, the Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, as said attorneys or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney or attorneys.



     IN WITNESS WHEREOF, the undersigned has executed this instrument effective the 6th day of January, 1999.



                                                 /s/ MATTHEW R. SIMMONS

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                                                    Matthew R. Simmons,


                                                          Director